EXHIBIT 21

                   SUBSIDIARIES OF EDISON CONTROL CORPORATION

                            STATE OF             TRADE
NAME                        INCORPORATION        NAMES

Construction Forms, Inc.    Wisconsin            CF, ConForms, Construction
                                                 Forms, CF Pipejoint, ConForms
                                                 Europe, UTI, UT, Ultra Tech,
                                                 GC, Gilco, Gilson

JABCO, LLC                  Wisconsin            JABCO